UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2015

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 23, 2015, The Goodyear Tire & Rubber Company (the "Company") approved rationalization plans in its Europe, Middle East and Africa strategic business unit ("EMEA") in order to strengthen the Company’s global competiveness.

The rationalization plans include closing the Wolverhampton, United Kingdom mixing and retreading facility and transferring its production to existing manufacturing facilities across EMEA. The plans also include the transfer of consumer tire production from the manufacturing facility in Wittlich, Germany to existing manufacturing facilities in EMEA. These plans, which will result in a net reduction of approximately 360 to 390 associate positions, remain subject to consultation with relevant employee representative bodies.

The Company expects to be substantially complete with these rationalization plans by the end of 2016 and estimates total charges associated with these actions to be between $70 million and $80 million ($60 million to $70 million after taxes and minority interest), of which $55 million to $60 million is expected to be cash charges primarily related to severance payments and contractual obligations and approximately $15 million to $20 million is expected to be non-cash charges primarily related to accelerated depreciation and other asset related charges. The Company expects to record approximately $30 million of charges in the second quarter of 2015 associated with these plans. Charges of approximately $10 million are expected to be recognized in the second half of 2015.

Once completed, these actions are expected to improve EMEA segment operating income by approximately $30 million annually, beginning in 2017.

Safe Harbor Statement

Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including those statements regarding the expected amounts of charges and savings resulting from the rationalization plans in EMEA. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. There are a variety of factors, many of which are beyond the Company’s control, which could affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks and other factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent management’s estimates only as of today and should not be relied upon as representing management’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if management’s estimates change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

June 25, 2015	By:	Laura K. Thompson

Name: Laura K. Thompson
Title: Executive Vice President and Chief Financial Officer